REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of January 15, 1997, by and between SPICE ENTERTAINMENT COMPANIES, INC. a Delaware corporation (the "Company") and PNC BANK, N.A., a national banking association, as successor in interest to MIDLANTIC BANK, N.A., ("Warrantholder").

                                 R E C I T A L:

         This Agreement is made concurrently with the delivery of and as contemplated by that certain Warrant to Purchase Shares of Common Stock dated as of the date hereof (the "Warrant') issued by the Company to the Warrantholder. The Company has agreed to provide the registration rights set forth in this Agreement.

         The parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications, supplements, exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative, which replaces that Registration Rights Agreement dated as of December 9, 1994 by and between the Company and the Warrantholder.

         1.2 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

         1.3 "Demand Registration Request" shall have the meaning assigned to it in subparagraph 2(a) hereof.

         1.4 "Exchange Act" shall mean the federal Securities Exchange Act of 1934, as amended from time to time and the rules, regulations, decisions and interpretations promulgated thereunder.

         1.5 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, bank, institution, government entity or government or any group comprised of one or more of the foregoing.

         1.6 "Prospectus" shall mean any preliminary prospectus and any final prospectus (as such may be amended or supplemented) which constitutes Part I of the Registration Statement filed with the Commission.

         1.7 "Registration Statement" shall mean the form and documents required to be filed by an issuer in connection with the registration and sale of securities of such issuer under the Securities Act.

         1.8 "Securities Act" shall mean the federal  Securities Act of 1933, as
amended  from  time  to  time  and  the  rules,   regulations,   decisions   and
interpretations promulgated thereunder.

         1.9 "Seller" shall mean each holder of Shares for whom Shares are included or proposed to be included in a Registration Statement filed or proposed to be filed by the Company.

         1.10 "Shares" shall mean the voting common stock of the Company and such other securities or rights in the Company or its successor as may be held by a Warrantholder upon exercise of the Warrant.

         1.11 "Warrantholder" shall mean the Person identified as the Warrantholder in the first paragraph of this Agreement and any successor in interest or assign of such Warrantholder's interest in any or all of the Warrantholder Securities.

         1.12 "Warrantholder Securities" means the Warrant or Shares held by a Warrantholder.

2.       DEMAND REGISTRATION

                  (a) Demand Registration Request. Prior to December 31, 2004, the Warrantholder may deliver to the Company a notice to the effect that the Warrantholder desires to have all, but not less than all, of the Shares issuable upon exercise of the Warrant registered under the Securities Act (a "Demand Registration Request"). Warrantholder shall only have the right to demand two registrations hereunder.

                  (b) Registration. Upon receipt of a Demand Registration Request, the Company shall thereupon, as expeditiously as is reasonable, effect the registration under the Securities Act of the Shares which the Company has been requested to register pursuant to the Demand Registration Request for transfer by the Warrantholder to the extent required to permit the transfer by the Warrantholder of the Shares sought to be registered. Notwithstanding the foregoing, (i) the right of the Warrantholder to require registration under this Paragraph 2 shall not be exercisable during the period commencing thirty (30) days prior to the filing of, and ending six (6) months after the effectiveness of, a previous Registration Statement issued in respect of an offering of securities for cash for the account of the Company shall have become effective and (ii) unless the Warrantholder shall notify the Company that the Shares to be sold can only be sold in a manner not permitted by Rule 144, the Company shall not be required to register any Shares on behalf of the Warrantholder to the extent such Shares may then be sold without restrictive legend in compliance with all of the terms of Rule 144 under the Securities Act and the Company takes such steps (including the payment of fees to its legal counsel for the issuance of all necessary opinions and the delivery of all necessary documentation) as are necessary or appropriate to permit the transfer of such Shares under such Rule. Notwithstanding anything to the contrary contained in this subparagraph 2(b), the Company shall be entitled, at its election, to join in any registration under this paragraph 2 with respect to securities to be offered by it; provided, however, that a registration shall not be deemed to have been made pursuant to this Paragraph 2 if 51% or more of the stock included in such registration is registered for the account of the Company or for the account of others (other than the Warrantholder) at the Company's request.

                  (c) The Company shall select the lead underwriter for the public offering, with the approval of the Warrantholder, such approval not to be unreasonably withheld or delayed.

3.       INCIDENTAL REGISTRATION

                  (a) Whenever the Company proposes to file a Registration Statement (other than by a registration on Form S-4 or Form S-8 or pursuant to Paragraph 2) at any time and from time to time, it will, prior to such filing, give written notice to the Warrantholder, of its intention to do so and, upon the written request of the Warrantholder given within 20 business days after the Company provides such notice, the Company shall use its best efforts to cause all Shares which the Company has been requested by the Warrantholder to register to be registered under the Act. Notwithstanding the foregoing, the Company will have no obligation to include the Shares in a Registration Statement at any time when the Shares are transferable under a an effective Registration Statement filed by the Company which includes the Shares.

                  (b) In connection with any offering under this Paragraph 3 involving an underwriting, the Company shall not be required to include any Shares in such underwriting unless the Warrantholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Shares which the Warrantholder has requested to be included would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Warrantholder has requested to be included, then the Company may include all securities proposed to be registered by the Company to be sold for its own account and the holders of Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company.

                  (c) All holders of Shares proposing to distribute their securities in an offering under this Paragraph 3 involving an underwriting shall (together with the Company and other shareholders of securities distributing their shares through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting.

 4.      GENERAL

         If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Shares under the Securities Act, the Company shall, as expeditiously as reasonably possible:

                  (a) Filing of Registration Statement. Prepare and file with the Commission a Registration Statement with respect to the Shares and use its best efforts to cause such Registration Statement to become and remain effective and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the shorter of (i) 270 days or (ii) the completion of the distribution, and to comply with the provisions of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement in accordance with the intended method of disposition of the Shares as set forth in such Registration Statement for such period;

                  (b) Copies of Prospectus. Furnish to the Warrantholder such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Warrantholder may reasonably request in order to facilitate the disposition of the Shares;

                  (c) Blue Sky Registration. (i) Register or qualify the Shares covered by such Registration Statement under the securities or blue sky laws as the Warrantholder may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Warrantholder to consummate the disposition in such jurisdiction of the Shares held by the Warrantholder during the period provided in subparagraph 4(a) above at the Company's sole expense; provided, however, that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph, be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in any such jurisdiction; and

                  (d) Information Provided to Warrantholder. Notify the Warrantholder of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to the Warrantholder a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Shares, such Prospectus shall not include any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (provided that in no event shall the Company be required to amend, though it shall be required to supplement, any prospectus if the Warrantholder shall have sold 80% of the Shares offered thereby by him or it, as the case may be, at the time of such event); and

                  (e) Opinion of Counsel. Furnish to the Warrantholder an opinion of Company counsel satisfactory to the Warrantholder to the effect that a registration statement under the Securities Act, as then in effect with respect to the Shares and that the Prospectus included therein complies as to form in all material respects, except as to financial statements, including schedules, and other accounting and financial data, as to which counsel need express no opinion, with the requirements of the Securities Act.

                  (f) Comfort Letter. Obtain a comfort letter from the Company's independent public accountants who have certified the Company's financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters.

5.       FURTHER TERMS AND CONDITIONS

         The obligations of the Company and the rights of the Warrantholder under this Agreement shall be subject to the following additional terms, conditions and limitations:

                  (a) Information Provided by Sellers. The Warrantholder shall be required to furnish to the Company and to its counsel in writing all relevant information concerning the proposed method of sale or other distribution by the Warrantholder of the Shares to be sold by the Warrantholder, and such other information as the Company and its counsel reasonably may require to prepare and file a Registration Statement in accordance with the applicable provisions of the Securities Act and the rules and regulations promulgated by the Commission thereunder.

                  (b) Suspension of Sales by Sellers. If, at any time when the Company is required to maintain a Registration Statement effective and current with respect to the Shares held by the Warrantholder included within the coverage thereof, any event or events shall occur which would cause the Prospectus contained therein, as then amended or supplemented, to be other than in compliance with the requirements of Section 10 of the Securities Act, the Company promptly will give notice thereof to the Warrantholder and, upon receipt of such notice, the Warrantholder immediately shall cease and desist from effecting any sales of the Shares until the Warrantholder shall have received notice from the Company that such sales again may be effected together with copies of a Prospectus which has been amended or supplemented so as to conform to the requirements of said Section 10. Upon the occurrence of any such event, the Company promptly shall use its best efforts to prepare and file with the Commission a post-effective amendment to the Registration Statement, or a post-effective amendment or supplement to the Prospectus, so that the Prospectus, as so amended or supplemented, will comply with the requirements of
Section 10 of the Act. The time periods during which the Registration Statement shall remain effective pursuant to the provisions of subparagraph 4(a) of this Agreement shall be extended by a period of time equal to the period of time during which the Warrantholder shall have ceased and desisted from selling Shares in accordance with the terms of this subparagraph.

6.       EXPENSES

         If and whenever the Company includes the Shares in any offering or files a Registration Statement on behalf of one or more Sellers, the Company shall pay all expenses arising out of or related to the preparation, filing, distribution, printing, amendment and supplementing of a Registration Statement including, without limitation, all legal and accounting fees, the fees of other experts. The Warrantholder shall pay its own expenses for its attorneys' and its other fees and expenses, underwriting discounts, selling commissions and stock transfer taxes incurred in connection with the sale of its Shares pursuant to a Registration Statement.

7.       INDEMNIFICATION

         In the event of the registration of any Shares under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless the Warrantholder, each underwriter, if any, of the Shares, and each Person who controls such underwriter or Warrantholder from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnitee may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the Shares were registered under the Securities Act, or any Prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading; and will reimburse each such indemnitee for any legal or any other expenses reasonably incurred by such indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises solely out or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such Prospectus or preliminary prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Warrantholder, underwriter or controlling Person specifically for use in preparation thereof; and provided further, however, that this indemnification with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter (or any person who so controls such underwriter) for any such loss, claim, damage, liability or action asserted by a Person who purchased any Shares from such underwriter if a copy of the final Prospectus was not delivered or given to such Person by such underwriter at or prior to the written confirmation of the sale to such Person.

         In the event of the registration of any Shares under the Securities Act pursuant to this Agreement, the Warrantholder agrees to indemnify and hold harmless and to use its best efforts to cause each underwriter, if any, of such Shares and each Person who controls the Warrantholder or any such underwriter to indemnify and hold harmless the Company, each Person who controls the Company, each of its officers who signs the Registration Statement, and each director and officer of the Company from and against any and all losses, claims, damages, liabilities, joint or several, to which such indemnitee may become subject under the Securities Act or the common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise solely out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any Prospectus or preliminary prospectus contained therein, or amendment or supplement thereto, or arise solely out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with, written information furnished to the Company by the Warrantholder specifically for use in connection with the preparation thereof; and will reimburse each such indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding any provision to the contrary contained herein, the obligation of the Warrantholder hereunder shall be limited to an amount equal to the proceeds to the Warrantholder of Shares sold as contemplated herein.

         Promptly after receipt by an indemnitee of notice of the commencement of any action, such indemnitee will, if a claim in respect thereof is to be made against an indemnitor, give written notice to such indemnitor of the commencement thereof, but the omission so to notify the indemnitor will not relieve such indemnitor from any liability which it may have to any indemnitee other than pursuant to the provisions of this Paragraph 7. In case any such action is brought against any indemnitee, and such indemnitee notifies any indemnitor of the commencement thereof, such indemnitor will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnitor similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnitee and after notice from the indemnitor to such indemnitee of its election so to assume the defense thereof, the indemnitor will not be liable to such indemnitee for any legal or other expenses subsequently incurred by such indemnitee in connection with the defense thereof, other than the reasonable cost of investigation.

         The Company and the Warrantholder agree that , and the Warrantholder agrees to use its best efforts to cause each underwriter, if any, of the Shares and each Person who controls the Warrantholder or any such underwriter to agree that if the indemnification to be provided above is unavailable or insufficient to hold harmless an indemnified party as provided above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above in such proportion as is appropriate to reflect the relative fault of the Company, the Warrantholder and the underwriters, if any, in connection with the statements or omission which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Warrantholder or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph. Notwithstanding the provisions of this paragraph, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.       TRANSFEREES

         In the event that all or any part of the Warrantholder Securities held by the Warrantholder shall at any time be transferred by the Warrantholder, in a transfer permissible under applicable securities laws, other than pursuant to an effective Registration Statement or Rule 144 promulgated under the Securities Act, the registration rights hereunder shall extend to the transferee of such securities. In the even there shall be more than on transferee, the rights under Paragraph 2 of this Agreement may be exercised by holders of a majority of the Warrantholder Securities and if the remaining holders do not join in the exercise of such rights they shall be forfeited.

9.       GOVERNING LAW

         In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, and any applicable laws of the United States of America.

10.      NOTICES

         Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any party by any other, or whenever any party desires to give or serve upon another party communication with respect to this Agreement, each such notice, demand, request, consent, approval, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or registered or certified mail, return receipt requested, postage prepaid, by overnight express mail or by telecopy addressed as follows:

                  (a) If to the Warrantholder, at the address of such Warrantholder appearing on the books and records of the Company.

                  (b)      If to the Company, at

                           Spice Entertainment Companies, Inc.
                           536 Broadway, 7th Floor
                           New York, NY  10012
                           Attention:  Chief Executive Officer
                           Telephone:  (212) 941-1434
                           Telecopier:  (212) 226-6354

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date of delivery in the case of a notice delivery personally with receipt acknowledged, sent by registered or certified mail or sent by telecopy, or two (2) days after the same shall have been deposited in the United States mail for overnight delivery or delivered to a courier service for overnight delivery. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.      MISCELLANEOUS

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Warrantholder and its or his respective successors, assigns, heirs, executors and personal representatives.

                  (b) None of the terms or provisions for this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the parties hereto.

                  (c) The paragraph headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  (d) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extend of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

                         SPICE ENTERTAINMENT
                         COMPANIES, INC.



                         By:/s/ J. Roger Faherty
                            ------------------------------
                              J. Roger Faherty
                              Chairman and Chief Executive Officer


                         PNC BANK, N.A., as successor in interest to MIDLANTIC BANK, N.A.


                         By: /s/ Thomas J. McCool
                             ------------------------------
                               Thomas J. McCool
                               Sr. Vice President